EXHIBIT 4.4
AMENDMENT NO. 2 TO INVESTOR’S RIGHTS AGREEMENT
     THIS AMENDMENT NO. 2 TO INVESTOR’S RIGHTS AGREEMENT is entered into effective this 19th day of September, 2007 (this “Amendment No. 2”), by and among Cardiovascular Systems, Inc., a Minnesota Corporation (the “Company”) , the Series A-1 Convertible Preferred Stockholders listed on Exhibit A hereto (“Series A-1 Investors”), and the Investors signatory hereto.
RECITALS
     WHEREAS, this Amendment No. 2 amends an Investor’s Rights Agreement, dated July 19, 2006 (the "Investor’s Rights Agreement”) by and between the Company and the “Investors” set forth on Schedule A thereto and “Stockholders” set forth on Schedule B thereto, as amended by Amendment No. 1 to Investor’s Rights Agreement, dated October 3, 2006 by and between the Company, ITX International Equity Corp. and the “Investors” signatory thereto;
     WHEREAS, the Company has agreed to sell up to 2,941,177 shares of Series A-1 Convertible Preferred Stock to the Series A-1 Investors (the “Offering”) in accordance with the terms of that certain Private Placement Memorandum dated May 16, 2007, as supplemented on August 8, 2007, and those certain Subscription Agreements by and between the Company and the Series A-1 Investors received in connection with the Offering (the “Subscription Agreements”);
     WHEREAS, on May 21, 2007, the Company’s Board of Directors approved the sale of up to 1,175,000 shares of Series A-1 Convertible Preferred Stock to the Series A-1 Investors and the transactions contemplated by the Subscription Agreements including this Amendment No. 2, and on August 7, 2007 the Board further authorized that the Offering be increased to not more than 2,941,177 shares of Series A-1 Convertible Preferred Stock; and
     WHEREAS, Investors executing this Amendment No. 2 hold at least 66 2/3% of the combined voting power of the outstanding shares of Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 2, the sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below:
1.	Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Investor’s Rights Agreement.

2.	The Series A-1 Convertible Preferred Stock sold in the Offering shall be deemed additional shares of Series A Convertible Preferred Stock for purposes of the Investor’s Rights Agreement.

3.	Schedule A is hereby amended in its entirety as follows and each of the Series A-1 Investors shall be deemed an Investor as that term is used in the Investor’s Rights Agreement:
Investors

	Series A	Series A	Series A-1
	Preferred	Preferred	Preferred	Aggregate
Name of Investor	Shares	Warrant	Shares	Purchase Price
Easton Hunt Capital Partners, L.P.	612,960	87,040	—	—
Easton Hunt Partners, LP	612,960	87,040	—	—
Maverick Fund, L.D.C.	770,212	109,370	103,524	$879,954.00
Maverick Fund USA, Ltd.	310,952	44,155	41,795	$355,257.50
Maverick Fund II, Ltd.	670,149	95,161	90,075	$765,637.50
Mitsui & Co. Venture Partners II, L.P.	675,148	95,871	117,647	$999,999.50
ITX International Equity Corp.	350,263	49,737	47,079	$400,171.50
Abrasive Technology, Inc. Profit Shar Pl	—	—	32,000	$272,000.00
Michael Adrian	8,943	1,270	3,552	$30,200.00
Mark R. Alvig	—	—	6,000	$51,000.00
Shahla Amiri	—	—	5,000	$42,500.00
Anthony Angelini	—	—	12,000	$102,000.00
Michael J. Antonello	35,937	5,103	18,255	$155,167.50
Massoud Arbabzadeh, MD	—	—	5,882	$49,997.00
Naoum Baladi	—	—	28,000	$238,000.00
Michael S. Barish	44,474	6,315	11,928	$101,388.00
Frederick L. Betz and Cynthia A. Betz, JTWROS	—	—	6,000	$51,000.00
RBC Dain Rauscher Cust FBO Frederick L. Betz IRA	—	—	9,500	$80,750.00
Charles Schwab & Co. Cust FBO John A. Beyer IRA	—	—	5,882	$50,000.00
Thomas M. Bies and Edith C. Bies, JTWROS	—	—	5,882	$50,000.00
Gerry Black	—	—	5,882	$50,000.00
Brent G. Blackey	—	—	5,900	$50,150.00
Pensco Trust Company Cust FBO Michael J. Bogart IRA	—	—	4,900	$41,650.00
William Bold	—	—	3,600	$30,600.00
John R. Borrell	—	—	11,764	$99,994.00
Robert Brady	—	—	9,000	$76,500.00
Larry Brandt and Judy Brandt JTWROS	8,943	1,270	4,120	$35,020.00
David Brink	10,260	1,457	17,000	$144,500.00
Gerald F. Bubnick	—	—	2,942	$25,007.00
Brian P. Burns, Jr.	—	—	7,500	$63,750.00
Marlyn and Margaret Buss, Trustees, Marlyn and Margaret Buss Rev. Living Trust dated 4/12/04	—	—	5,882	$50,000.00
Wedbush Morgan Securities Cust FBO Richard E. Bye IRA	—	—	7,050	$59,925.00
Timothy Byrne and Sandra Byrne, Trustees, Byrne Family Trust	—	—	5,882	$50,000.00
Christopher Campbell	—	—	2,941	$25,000.00

	Series A	Series A	Series A-1
	Preferred	Preferred	Preferred	Aggregate
Name of Investor	Shares	Warrant	Shares	Purchase Price
H. Daniel Caparo	—	—	5,882	$50,000.00
Charles Schwab & Co., Inc. Cust FBO Franklin G. Capitanini IRA	—	—	5,800	$49,300.00
Joseph Anthony Cardenas	—	—	29,400	$249,900.00
Curtis L. Carlson Family Foundation	43,783	6,217	29,414	$250,019.00
Charles Schwab & Co., Inc. Cust FBO Steven W. Carter IRA	—	—	5,882	$50,000.00
CAVA Partners, LLC	—	—	5,882	$50,000.00
John F. Cavanaugh	—	—	3,000	$25,500.00
Vijay T. Char	—	—	5,882	$50,000.00
Scott Chase	—	—	17,647	$150,000.00
Richard J. Cherry and JoAnn Cherry, JTWROS	—	—	2,942	$25,007.00
George Jean Chilazi	—	—	6,777	$57,604.50
Charles Schwab & Co., Inc. Cust FBO Bruce A. Church IRA	—	—	5,882	$50,000.00
Pershing LLC Custodian FBO Walter Douglas Clark IRA	—	—	5,882	$50,000.00
David E. Cohen, M.D.	—	—	5,884	$50,014.00
Sean Collins	—	—	11,765	$100,002.50
Wachovia Securities Cust FBO Sean Collins IRA	—	—	12,941	$110,000.00
Tom Correia	—	—	5,882	$50,000.00
Ralph D. Crawford	—	—	11,750	$99,875.00
Carla C. Dahl	—	—	590	$5,015.00
Thomas P. Davis, MD	—	—	5,882	$50,000.00
Keith Donnan	—	—	5,882	$50,000.00
Peter S. Dougan, M.D.	—	—	2,941	$25,000.00
Charles Schwab & Co., Inc. Cust FBO Mark W. DuPont IRA	—	—	6,000	$51,000.00
Keith M. Eastman	—	—	4,000	$34,000.00
Joane Evans and Lyell Evans JTWROS	—	—	2,942	$25,007.00
Ryan E. Evans	—	—	5,883	$50,005.50
Gary Jay Fishbein, MD	—	—	6,000	$51,000.00
Jeffrey Fleming	—	—	2,942	$25,007.00
James Flynn	—	—	5,882	$50,000.00
Linda M. Foster	17,890	2,540	2,404	$20,434.00
Michael D. Fugit, M.D.	—	—	2,941	$25,000.00
Michael Furlong	—	—	5,882	$50,000.00
Geoffrey T. Gainor	—	—	5,882	$50,000.00
Dennis R. Gancarz	—	—	5,882	$50,000.00
GDN Holdings, LLC	131,349	18,652	41,913	$356,260.50
Kenneth L. Gibbs, MD and Beverly T. Gibbs JTWROS	—	—	2,950	$25,075.00
Scott Kean Goodman	—	—	19,059	$162,001.50
UBS Financial Services, Inc. Cust FBO R. Hunt Greene IRA	—	—	6,500	$55,250.00

	Series A	Series A	Series A-1
	Preferred	Preferred	Preferred	Aggregate
Name of Investor	Shares	Warrant	Shares	Purchase Price
Daniel Patrick Greenleaf and Diane Francis Greenleaf	—	—	10,000	$85,000.00
Barry K. Griffith	—	—	18,750	$159,375.00
Edith Guglielmi	—	—	7,060	$60,010.00
David J. Gunther	—	—	2,941	$25,000.00
Rob Hadley	—	—	2,941	$25,000.00
Fiserv ISS & Co. Cust FBO Rob Hadley IRA	—	—	5,882	$50,000.00
Scott Robert Hannum	—	—	11,764	$100,000.00
Scott Merle Hanson	—	—	600	$5,100.00
Steven J. Healy	8,815	1,252	9,431	$80,173.50
Syntel, LLC Profit Sharing Plan FBO Alfred Harry Herget, Alfred Harry Herget, Trustee	—	—	5,882	$49,997.00
Richard R. Heuser and Sharon L.Heuser, Trustees, R&S Trust dated 8/3/99	—	—	5,882	$50,000.00
Charles Schwab & Co., Inc. Cust FBO David Richard Hewitt IRA	—	—	13,000	$110,500.00
Robert C. Hinckle	—	—	17,647	$150,000.00
William Hoffman and Lilia Helen Hoffman JTWROS	—	—	5,882	$50,000.00
Jeremy Houseman	—	—	2,942	$25,007.00
Derek J. Howe	—	—	8,000	$68,000.00
Wende S. Hutton, Trustee, Hutton Living Trust dtd 12/10/96	—	—	5,882	$50,000.00
Innovasc, LLC	—	—	4,500	$38,250.00
Michael Iovanni and Linda Iovanni, JTWROS	—	—	2,941	$25,000.00
Andrew J. Iseman and Shelly D. Iseman JTWROS	17,657	2,507	7,108	$60,418.00
Sean Janzer	—	—	11,765	$100,000.00
Sara Jay	—	—	5,900	$50,150.00
Takemito Jimbo	—	—	11,765	$100,002.50
Charles David Joffe, MD	—	—	6,000	$51,000.00
Darla R. Johnson and John A. Beyer JTWROS	—	—	3,529	$30,000.00
Elias H. Kassab	—	—	5,882	$50,000.00
Salva Kassab and Suha Kassab JTWROS	—	—	3,529	$30,000.00
KD Holding, Inc.	—	—	6,000	$51,000.00
Puneet K. Khanna and Monica Khanna JTWROS	—	—	17,647	$150,000.00
Yazan Khatib	—	—	2,941	$25,000.00
Farhad Khosravi, Ttee, Farhad Khosravi and Flora Shirzad Khosravi Trust U/A	—	—	5,882	$50,000.00
Bertram W. Klein	—	—	10,000	$85,000.00
E*Trade as Cust FBO Joseph F. Koziol IRA	—	—	5,883	$50,005.50

	Series A	Series A	Series A-1
	Preferred	Preferred	Preferred	Aggregate
Name of Investor	Shares	Warrant	Shares	Purchase Price
Al Kraus and Eileen Kraus JTWROS	—	—	8,825	$75,012.50
Al Kraus	—	—	2,942	$25,007.00
David Kraus, M.D.	—	—	3,000	$25,500.00
Scott Kraus	—	—	22,600	$192,100.00
John T. Kuzara	—	—	5,882	$50,000.00
Habib John Lahlouh	—	—	6,000	$51,000.00
David Lamadrid	—	—	2,942	$25,007.00
Aaron Lew	—	—	17,000	$144,500.00
MLPF&S Cust FBO Aaron Lew IRA	—	—	23,529	$199,996.50
Robert Lindmeier and Sheryl Lindmeier	—	—	11,764	$100,000.00
William Andrew Lindmeier and Susan J. Lindmeier JTWROS	—	—	5,000	$42,500.00
Wells Fargo Bank, N.A. as Trustee of the Donald M. Longlet Rev Trust	—	—	11,764	$99,994.00
Louis Lopez, MD	—	—	11,765	$100,000.00
Richard A. Lotti	—	—	5,882	$50,000.00
Jonathan K. Lubkert	—	—	600	$5,100.00
Kenneth H. Lubkert and Elizabeth R. Lubkert JTWROS	—	—	4,706	$40,001.00
Satyaprakash Makam	—	—	5,882	$50,000.00
Louis Manfredo and Genevieve Manfredo JTWROS	—	—	2,942	$25,007.00
Carol A. Martin, Sole Trustee of the Martin Family Revocable Trust	—	—	5,882	$50,000.00
Lynne Martin and Tevis P. Martin III	—	—	1,200	$10,200.00
MaxBee Holding Company LLC	—	—	5,882	$50,000.00
Gary McCord	—	—	17,647	$150,000.00
Christopher W. McNeill	—	—	5,882	$50,000.00
John J. Mehalchin	—	—	11,765	$100,002.50
Jacob P. Mercer	—	—	3,000	$25,500.00
Amir Motarjeme, Trustee of the Amir Motarjeme Profit Sharing Plan FBO Amir Motarjeme	—	—	5,882	$49,997.00
Padmini Natarajan and B. R. Natarajan JTWROS	—	—	5,882	$50,000.00
Fiserv ISS & Co. Cust FBO Thomas P. Neslund IRA	—	—	5,882	$50,000.00
Thomas P. Neslund	—	—	2,941	$25,000.00
Hajime Oshita	—	—	2,400	$20,400.00
Marco Ovikian and Catherine Ovikian, JTWROS	—	—	8,823	$75,000.00
Ashish Pal	—	—	30,000	$255,000.00
Tom Pardubeck	—	—	3,000	$25,500.00
Daryl L. Peterman	1,027	146	5,000	$42,500.00
Loyal M. Peterman, Jr.	20,564	2,920	16,124	$137,054.00
John N. Phillips	—	—	5,882	$50,000.00

	Series A	Series A	Series A-1
	Preferred	Preferred	Preferred	Aggregate
Name of Investor	Shares	Warrant	Shares	Purchase Price
Cassandra Piippo	—	—	589	$5,006.50
Pinnacle Investment Group, LLC	—	—	9,000	$76,500.00
Sridhar Prativadi	—	—	5,882	$50,000.00
Rolando E. Prieto	—	—	2,941	$24,998.50
Dave B. Radovich	7,203	1,023	25,169	$213,936.50
Robert K. Ranum	—	—	2,941	$24,998.50
Ambika Ravindran	—	—	12,000	$102,000.00
Redmile Capital, LP	—	—	7,569	$64,341.00
Redmile Ventures, LLC	—	—	5,882	$49,997.00
Redmile Capital Offshore, Ltd.	—	—	27,725	$235,658.00
Michael Reilly and Lisa Reilly	—	—	11,764	$99,994.00
Ronald Reuss and Rita Reuss JTWROS	—	—	3,000	$25,500.00
Stacey Rickert	—	—	10,000	$85,000.00
Benjamin S. Rinkey	—	—	4,000	$34,000.00
Caleb Rivera	—	—	2,940	$24,990.00
Edward Todd Robbins	—	—	2,941	$25,000.00
Cecilia S. Roberts, Trustee David K. Roberts Residuary Trust	—	—	21,200	$180,200.00
David K. Roberts	—	—	11,800	$100,300.00
Todd A. Roberts and Debra D. Roberts	—	—	5,882	$50,000.00
Peter Lars Runquist	—	—	5,882	$50,000.00
Paul W. Schaffer	10,216	1,451	20,000	$170,000.00
James W. Schlesing and Dona Connelly	—	—	7,059	$60,001.50
Marc S. Schwartzberg	—	—	2,941	$25,000.00
Gary M. Scott and Malisa M. Scott, Ttees of the Gary and Malisa Scott Rev Trust	—	—	29,500	$250,750.00
R. Randolph Scott	—	—	5,882	$50,000.00
Gino J. Sedillo, MD	—	—	5,882	$50,000.00
David Shaskey	—	—	5,882	$50,000.00
Pamela Shaw and James Shaw JTWROS	—	—	5,882	$50,000.00
Neil J. Sheehan	—	—	2,000	$17,000.00
Chiemsee Money Purchase Plan, dtd 03/11/97, FBO Robert T. Shepard	—	—	6,000	$51,000.00
Robert Shepard and Celia Shepard, Ttees of the Shepard Family Trust dated 2/1/99	—	—	6,000	$51,000.00
Harvinder Paul Singh, MD	—	—	5,882	$50,000.00
Kevin Spanier	—	—	1,200	$10,200.00
Kathleen A. Stauter	—	—	1,775	$15,087.50
Steven Mendelow, Trustee, Teledata Financial Services Corp. Profit Shar Plan	—	—	23,529	$200,000.00
Charles Schwab & Co., Inc. Cust FBO Robert J. Thatcher IRA	—	—	12,000	$102,000.00
Kimberley J. Thomas and A. Conrade Thomas JTWROS	—	—	5,890	$50,065.00

	Series A	Series A	Series A-1
	Preferred	Preferred	Preferred	Aggregate
Name of Investor	Shares	Warrant	Shares	Purchase Price
TMP, LLLP	53,217	7,557	56,768	$482,529.00
Top Medical Holding B.V.	—	—	4,000	$34,000.00
Leslie Trigg and Michael Trigg, Trustees, Trigg Family Trust	—	—	2,942	$25,007.00
Edwin C. Tyska	—	—	11,765	$100,000.00
Hector J. Vasquez and Sandra L. Vasquez	—	—	3,000	$25,500.00
Greg Vella and Michelle Vella, Ttees, Greg Vella and Michelle Vella Family Tr	—	—	5,882	$50,000.00
Chris Vieira	—	—	4,588	$39,000.00
Douglas A. Waldo, MD	—	—	3,000	$25,500.00
Joseph A. Wasselle and Stacie Poole	—	—	2,941	$24,998.50
Charles Schwab & Co., Inc. Cust FBO Burton M. Waxman IRA	—	—	7,058	$60,000.00
Wellspring Capital	—	—	176,470	$1,500,000.00
Wellspring Management, LLC	—	—	58,823	$500,000.00
Martin F. Whalen	—	—	5,882	$50,000.00
Fiserv ISS & Co. Cust FBO Kimberly Williamson IRA	—	—	5,882	$50,000.00
Steven Wishnia	—	—	3,000	$25,500.00
Sharon T. Wooster	—	—	2,941	$25,000.00
Total	4,002,644	568,374	2,188,425	$18,601,821.50
4.	This Amendment No. 2 may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any counterpart or other signature to this Amendment No. 2 that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Amendment No. 2.

5.	Except as set forth herein, all other terms and conditions of the Investor’s Rights Agreement remain the same.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Investor’s Rights Agreement effective the date first written above.

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ James E. Flaherty
	Name:	James E. Flaherty
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Investor’s Rights Agreement effective the date first written above.

EASTON HUNT CAPITAL PARTNERS, L.P.

By:	EHC GP, L.P. its General Partner
By:	EHC GP, Inc., its General Partner

By:	/s/ John H. Friedman

Name: John H. Friedman Title: President

EASTON CAPITAL PARTNERS, LP

By:	ECP GP, LLC
By:	ECP GP, Inc., its Manager

By:	/s/ John H. Friedman

Name: John H. Friedman
Title: President

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Investor’s Rights Agreement effective the date first written above.

MAVERICK FUND, L.D.C.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty

Name: John T. McCafferty
Title: Limited Partner and General Counsel

MAVERICK FUND USA, LTD.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty

Name: John T. McCafferty
Title: Limited Partner and General Counsel

MAVERICK FUND II, LTD.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty

Name: John T. McCafferty
Title: Limited Partner and General Counsel

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Investor’s Rights Agreement effective the date first written above.

MITSUI & CO. VENTURE PARTNERS II, L.P.

By:	Mitsui & Co. Venture Partners, Inc.
Its General Partner

By:	/s/ Koichi Ando

Name: Koichi Ando
Title: President & CEO

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Investor’s Rights Agreement effective the date first written above.

SERIES A-1 CONVERTIBLE PREFERRED INVESTORS
By:	/s/ James E. Flaherty
James E. Flaherty, as Attorney-in-Fact for the Series A-1 Convertible
Preferred Investors named on Exhibit A hereto

EXHIBIT A
SERIES A-1 CONVERTIBLE PREFERRED INVESTORS

Abrasive Technology, Inc. Profit Sharing Plan
Michael Adrian
Mark R. Alvig
Shahla Amiri
Anthony Angelini
Michael J. Antonello
Massoud Arbabzadeh, MD
Naoum Baladi
Michael S. Barish
Frederick L. Betz and Cynthia A. Betz, JTWROS
RBC Dain Rauscher Cust FBO Frederick L. Betz IRA
Charles Schwab & Co. Cust FBO John A. Beyer IRA
Thomas M. Bies and Edith C. Bies, JTWROS
Gerry Black
Brent G. Blackey
Pensco Trust Company Cust FBO Michael J. Bogart IRA
William Bold
John R. Borrell
Robert Brady
Larry Brandt and Judy Brandt JTWROS
David Brink
Gerald F. Bubnick
Brian P. Burns, Jr.
Marlyn and Margaret Buss, Ttees, Marlyn and Margaret Buss Rev. Living Trust
Wedbush Morgan Securities Cust FBO Richard E. Bye IRA
Timothy Byrne and Sandra Byrne, Trustees,
Byrne Family Trust
Christopher Campbell
H. Daniel Caparo
Charles Schwab & Co., Inc. Cust FBO Franklin G. Capitanini IRA
Joseph Anthony Cardenas
Curtis L. Carlson Family Foundation
Charles Schwab & Co., Inc. Cust FBO Steven W. Carter IRA
CAVA Partners, LLC
John F. Cavanaugh
Vijay T. Char
Scott Chase
Richard J. Cherry and JoAnn Cherry, JTWROS
George Jean Chilazi
Charles Schwab & Co., Inc. Cust FBO Bruce A. Church IRA
Pershing LLC Custodian FBO Walter Douglas Clark IRA
David E. Cohen, M.D.
Sean Collins
Wachovia Securities Cust FBO Sean Collins IRA
Tom Correia
Ralph D. Crawford
Carla C. Dahl
Thomas P. Davis, MD
Keith Donnan
Peter S. Dougan, M.D.
Charles Schwab & Co., Inc. Cust FBO Mark W. DuPont IRA
Keith M. Eastman
Joane Evans and Lyell Evans JTWROS
Ryan E. Evans
Gary Jay Fishbein, MD
Jeffrey Fleming
James Flynn
Linda M. Foster
Michael D. Fugit, M.D.
Michael Furlong
Geoffrey T. Gainor
Dennis R. Gancarz
GDN Holdings, LLC
Kenneth L. Gibbs, MD and Beverly T. Gibbs JTWROS
Scott Kean Goodman
UBS Financial Services, Inc. Cust FBO R. Hunt Greene IRA
Daniel Patrick Greenleaf and Diane Francis Greenleaf
Barry K. Griffith
Edith Guglielmi
David J. Gunther
Rob Hadley
Fiserv ISS & Co. Cust FBO Rob Hadley IRA
Scott Robert Hannum
Scott Merle Hanson
Steven J. Healy
Syntel, LLC Profit Sharing Plan FBO Alfred Harry Herget, Alfred Harry Herget, Trustee
Richard R. Heuser and Sharon L. Heuser, Trustees, R&S Trust dated 8/3/99
Charles Schwab & Co., Inc. Cust FBO David Richard Hewitt IRA
Robert C. Hinckle

William Hoffman and Lilia Helen Hoffman JTWROS
Jeremy Houseman
Derek J. Howe
Wende S. Hutton, Trustee, Hutton Living Trust dtd 12/10/96
Innovasc, LLC
Michael Iovanni and Linda Iovanni, JTWROS
Andrew J. Iseman and Shelly D. Iseman JTWROS
ITX International Equity Corp.
Sean Janzer
Sara Jay
Takemito Jimbo
Charles David Joffe, MD
Darla R. Johnson and John A. Beyer JTWROS
Elias H. Kassab
Salva Kassab and Suha Kassab JTWROS
KD Holding, Inc.
Puneet K. Khanna and Monica Khanna JTWROS
Yazan Khatib
Farhad Khosravi, Ttee, Farhad Khosravi and Flora Shirzad Khosravi Trust U/A
Bertram W. Klein
E*Trade as Cust FBO Joseph F. Koziol IRA
Al Kraus and Eileen Kraus JTWROS
Al Kraus
David Kraus, M.D.
Scott Kraus
John T. Kuzara
Habib John Lahlouh
David Lamadrid
Aaron Lew
MLPF&S Cust FBO Aaron Lew IRA
Robert Lindmeier and Sheryl Lindmeier
William Andrew Lindmeier and Susan J. Lindmeier JTWROS
Wells Fargo Bank, N.A. as Trustee of the Donald M. Longlet Rev Tr
Louis Lopez, MD
Richard A. Lotti
Jonathan K. Lubkert
Kenneth H. Lubkert and Elizabeth R. Lubkert JTWROS
Satyaprakash Makam
Louis Manfredo and Genevieve Manfredo JTWROS
Carol A. Martin, Sole Trustee, Martin Family Revocable Trust
Lynne Martin and Tevis P. Martin III
Maverick Fund, L.D.C.
Maverick Fund USA, Ltd.
Maverick Fund II, Ltd.
MaxBee Holding Company LLC
Gary McCord
Christopher W. McNeill
John J. Mehalchin
Jacob P. Mercer
Mitsui & Co. Venture Partners II, LP
Amir Motarjeme, Trustee, Amir Motarjeme Profit Sharing Plan FBO Amir Motarjeme
Padmini Natarajan and B. R. Natarajan JTWROS
Fiserv ISS & Co. Cust FBO Thomas P. Neslund IRA
Thomas P. Neslund
Hajime Oshita
Marco Ovikian and Catherine Ovikian, JTWROS
Ashish Pal
Tom Pardubeck
Daryl L. Peterman
Loyal M. Peterman, Jr.
John N. Phillips
Cassandra Piippo
Pinnacle Investment Group, LLC
Sridhar Prativadi
Rolando E. Prieto
Dave B. Radovich
Robert K. Ranum
Ambika Ravindran
Redmile Capital, LP
Redmile Ventures, LLC
Redmile Capital Offshore, Ltd.
Michael Reilly and Lisa Reilly
Ronald Reuss and Rita Reuss JTWROS
Stacey Rickert
Benjamin S. Rinkey
Caleb Rivera
Edward Todd Robbins
Cecilia S. Roberts, Trustee David K. Roberts Residuary Trust
David K. Roberts
Todd A. Roberts and Debra D. Roberts
Peter Lars Runquist
Paul W. Schaffer
James W. Schlesing and Dona Connelly
Marc S. Schwartzberg
Gary M. Scott and Malisa M. Scott, Ttees of the Gary and Malisa Scott Rev Trust
R. Randolph Scott

Gino J. Sedillo, MD
David Shaskey
Pamela Shaw and James Shaw JTWROS
Neil J. Sheehan
Chiemsee Money Purchase Plan, dtd 03/11/97, FBO Robert T. Shepard
Robert Shepard and Celia Shepard, Ttees of the Shepard Family Trust dated 2/1/99
Harvinder Paul Singh, MD
Kevin Spanier
Kathleen A. Stauter
Steven Mendelow, Trustee, Teledata Financial Services Corp. Profit Shar Plan
Charles Schwab & Co., Inc. Cust FBO Robert J. Thatcher IRA
Kimberley J. Thomas and A. Conrade Thomas JTWROS
TMP, LLLP
Top Medical Holding B.V.
Leslie Trigg and Michael Trigg, Trustees, Trigg Family Trust
Edwin C. Tyska
Hector J. Vasquez and Sandra L. Vasquez
Greg Vella and Michelle Vella, Ttees, Greg Vella and Michelle Vella Family Tr
Chris Vieira
Douglas A. Waldo, MD
Joseph A. Wasselle and Stacie Poole
Charles Schwab & Co., Inc. Cust FBO Burton M. Waxman IRA
Wellspring Capital
Wellspring Management, LLC
Martin F. Whalen
Fiserv ISS & Co. Cust FBO Kimberly Williamson IRA
Steven Wishnia
Sharon T. Wooster